HEI Exhibit 10.12

HAWAIIAN ELECTRIC INDUSTRIES, INC.

1990 Nonemployee Director Stock Plan,

As Amended and Restated

1.	Purposes of the Plan

The purposes of this Hawaiian Electric Industries, Inc. 1990 Nonemployee Director Stock Plan are to provide participating directors with additional incentives to improve the Company’s performance by increasing the level of stock owned by such nonemployee directors to reinforce the participating directors’ role in enhancing shareholder value, and to provide an additional means of attracting and retaining such nonemployee directors through the issuance of Common Stock under the Plan as compensation to Nonemployee Directors. As amended and restated herein, this Plan incorporates all amendments effective on or before May 1, 2002, including provisions formerly memorialized in the Hawaiian Electric Industries, Inc. 1999 Nonemployee Company Director Stock Grant Plan, which is hereby superceded.

2.	Definitions

When used herein, the following terms shall have the respective meanings set forth below:

(a) “Annual Retainer” means the annual fee payable to all Nonemployee Company Directors and Nonemployee Participating Company Directors as provided in Section 6 below (exclusive of any expense reimbursements).

(b) “Annual Meeting of Shareholders” means the annual meeting of shareholders of the Company, or any Participating Company, at which directors of the Company or the Participating Company, as the case may be, are elected.

(c) “Board” means the Board of Directors of the Company.

(d) “Committee” means the HEI Management Committee or such other committee appointed from time to time by the Board to administer the Plan in accordance with Section 4(a) hereof.

(e) “Common Stock” means the common stock, without par value, of the Company.

(f) “Company” means Hawaiian Electric Industries, Inc., a Hawaii corporation, and any successor corporation.

(g) “Employee” means any officer or employee of the Company or any of its direct or indirect subsidiaries or affiliates (whether or not such subsidiary or affiliate participates in the Plan).

(h) “Nonemployee Company Director” means any person who is elected or appointed to the Board of Directors of the Company and who is not an employee.

(i) “Nonemployee Participating Company Director” means any person who is elected or appointed to the Board of Directors of any one or more Participating Companies and who is not an Employee.

(j) “Participating Company” means any direct or indirect subsidiary or affiliate of the Company whose participation in the Plan has been approved by the Board.

(k) “Plan” means the Company’s 1990 Nonemployee Director Stock Plan, as amended and restated as set forth herein, as it may be further amended from time to time.

(l) “Stock Payment” means the grant of shares of Common Stock to Nonemployee Company Directors or Nonemployee Participating Company Directors for services rendered as a director of the Company or a Participating Company, as provided in Section 7 hereof.

3.	Shares of Common Stock Subject to the Plan

Subject to adjustment as provided in Section 9 below, the maximum aggregate number of shares of Common Stock that may be issued under the Plan, when taken together with any shares ever granted under the provisions of the Hawaiian Electric Industries, Inc. 1999 Nonemployee Company Director Stock Grant Plan, is 100,000 shares. The Common Stock to be issued under the Plan will be made available from authorized but unissued shares of Common Stock, and the Company shall set aside and reserve for issuance under the Plan said number of shares.

4.	Administration of the Plan

(a) The Plan will be administered by the Committee, which will consist of three or more persons who are not eligible to participate in the Plan. Members of the Committee need not be members of the Board. The Company shall pay all costs of administration of the Plan.

(b) Subject to the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, and (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company, each Participating Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law, including securities laws and laws relating to the withholding of tax. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote at a meeting of the Committee (at which members may participate by telephone) or by the unanimous written consent of its members.

(c) Neither the Company, nor any Participating Company, nor any representatives, employees or agents of the Company or any Participating Company, nor any member of the Board, the HEI Compensation Committee or the Committee or designee thereof will be liable for any damages resulting from any action or determination made by the Board, the HEI Compensation Committee or the Committee with respect to the Plan or any transaction arising under the Plan or any omission in connection with the Plan in the absence of willful misconduct or gross negligence.

5.	Participation in the Plan

(a) All Nonemployee Company Directors and Nonemployee Participating Company Directors shall participate in the applicable provisions of the Plan, subject to the conditions and limitations of the Plan, so long as they remain eligible to participate in the Plan.

(b) Nonemployee Company Directors and Nonemployee Participating Company Directors shall be eligible for Annual Retainers pursuant to the terms of Section 6 of the Plan and for Stock Payments pursuant to the terms of Section 7 of the Plan.

6.	Determination of Nonemployee Directors’ Annual Retainers

The Committee shall meet annually to determine the Annual Retainer for all Nonemployee Directors, subject to approval by the HEI Compensation Committee and the Board. Unless there are material changes in the duties of a Nonemployee Company Director or a Nonemployee Participating Company Director during the course of any calendar year, the Annual Retainer shall not be determined more than once each calendar year. The Annual Retainer shall be paid to each Nonemployee Company Director and each Nonemployee Participating Company Director by the respective company for which the person serves as a director. The Annual Retainer shall be paid at such times and in such manner as may be determined by the Board or the Committee.

7.	Determination of Nonemployee Directors’ Stock Payments

(a) Each Nonemployee Company Director who serves in that capacity immediately following the date of the Annual Meeting of Stockholders of the Company shall receive, in addition to the Annual Retainer payable to such Nonemployee Company Director, a Stock Payment equal to six hundred (600) shares of Common Stock for serving as a Nonemployee Company Director (one thousand (1,000) shares in the case of the first Stock Payment to a Nonemployee Company Director pursuant to this sentence). Each Nonemployee Participating Company Director (who is not also a director of the Company) who serves in that capacity immediately following the date of the Annual Meeting of Stockholders of one or more Participating Companies shall receive, in addition to the Annual Retainer payable to such Nonemployee Participating Company Director, a Stock Payment equal to three hundred (300) shares of Common Stock for serving as a Nonemployee Participating Company Director. Each Director who during any calendar year thereafter becomes a Nonemployee Company Director or Nonemployee Participating Company Director for the first time (whether by election or appointment as a director of the Company or a Participating Company), shall receive, in addition to any Annual Retainer payable, a Stock Payment equal to one thousand (1,000) shares of Common Stock (in the case of the Company) or three hundred (300) shares of Common Stock (in the case of a Participating Company), for serving as a Nonemployee Company Director or Nonemployee Participating Company Director, as the case may be. Such Stock Payments shall be paid by the Company as soon as practicable following the date such director is first elected or appointed to the Board of Directors of the Company or the Board of Directors of a Participating Company, as the case may be.

(b) No Nonemployee Company Director or Nonemployee Participating Company Director shall be required to forfeit or otherwise return to the Company any shares of Common Stock issued to him or her as a Stock Payment pursuant to the Plan notwithstanding any change in status of such director which renders him or her ineligible to continue as a participant in the Plan.

8.	Shareholder Rights

(a) Nonemployee Company Directors and Nonemployee Participating Company Directors shall not be deemed for any purpose to be or have rights as shareholders of the Company with respect to any shares of Common Stock except as and when such shares are issued and then only from the date of the certificate therefor. No adjustment shall be made for dividends or distributions or other rights for which the record date precedes the date of such stock certificate.

(b) Subject to the provisions of Section 8(a) above, Nonemployee Company Directors and Nonemployee Participating Company Directors will have all rights of a shareholder with respect to Common Stock issued, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

9.	Adjustment for Changes in Capitalization

If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, rights offering, distribution of assets or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the maximum number of shares and/or the kind of shares that may be issued under the Plan may be appropriately adjusted by the Committee. Any determination by the Committee as to any such adjustment will be final, binding, and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded up to the nearest whole share.

10.	Continuation of Director or Other Status

Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company or any other Participating Company, as the case may be, will retain a Nonemployee Company Director or Nonemployee Participating Company Director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any director any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the right of the Company or a Participating Company to terminate a director in his or her capacity as a director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him or her as a participant under the Plan.

11.	Compliance with Government Regulations

Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules, and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock and delivery of certificates evidencing such shares pursuant to the Plan, the Board or the Committee may require a Nonemployee Company Director or Nonemployee Participating Company Director to take any such action and to make any such covenants, agreements and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company shall in no event be obligated to register the shares of Common Stock issued or issuable under the Plan pursuant to the Securities Act of 1933, as now or hereafter amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Nonemployee Company Directors and Nonemployee Participating Company Directors are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933, as amended (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if available, or any successor provisions.

12.	Nontransferability of Rights

No Nonemployee Company Director or Nonemployee Participating Company Director shall have the right to assign the right to receive any Stock Payment or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such payment (prior to the issuance of stock certificates evidencing such Stock Payment) or any such right or interest.

13.	Amendment and Termination of Plan

(a) The Board will have the power in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the shareholders of the Company:

(i)	Change the class of persons eligible to receive Stock Payments under the Plan or otherwise modify the requirements as to eligibility for participation in the Plan; or

(ii)	Increase the number of shares of Common Stock which may be issued under the Plan (except for adjustments as provided in Section 9 hereof).

(b) No amendment, suspension or termination of the Plan will, without the consent of the Nonemployee Company Director or Nonemployee Participating Company Director, alter, terminate, impair, or adversely affect any right or obligations under any Stock Payment previously granted under the Plan to such Participant, unless such amendment, suspension or termination is required by applicable law.

(c) Notwithstanding the foregoing, the Board may, without further action by the shareholders of the Company, amend the Plan or modify Stock Payments under the Plan (i) in response to changes in securities or other laws, or rules, regulations or regulatory interpretations thereof, applicable to the Plan, or (ii) to comply with stock exchange rules or requirements.

14.	Governing Law

The laws of the State of Hawaii shall govern and control the interpretation and application of the terms of the Plan.

15.	Effective Date and Duration of the Plan

The Plan, as amended and restated herein, will become effective as of May 1, 2002. Unless previously terminated by the Board, the Plan will terminate on April 27, 2010.